Exhibit T3E
EXCHANGE AGREEMENT
     This Agreement (this “Agreement”) is entered into as of November •, 2009 by and among Mercer International Inc., a Washington corporation (the “Company”), and •, a • corporation (the “Holder”), as the lawful owner of $• in principal amount (the “Exchange Notes”) of the Company’s 8.5% Convertible Senior Subordinated Notes due October 15, 2010 (the “Old Notes”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Old Notes.
RECITALS
A. The Old Notes, among other things, accrue interest at a rate of 8.5% per annum, payable semi-annually, and are redeemable by the Company on or after October 15, 2008;
B. The Company has determined that it is in the best interests of the Company to exchange the Holder’s Exchange Notes for new 8.5% Convertible Senior Subordinated notes of the Company due January 15, 2012 (the “New Notes”), having substantially the same terms as the Old Notes except as set out in Schedule “A” hereto, in an amount (the “New Note Amount”) equal to the principal amount of the Exchange Notes plus accrued interest thereon to the day prior to the Closing Date (as defined below) and to cancel the Holder’s Exchange Notes in accordance with the terms hereof; and
C. The Holder wishes to exchange the Exchange Notes for New Notes on the terms and conditions described herein.
AGREEMENT
     NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:
1. Exchange of the Exchange Notes. Subject to the satisfaction of the conditions set forth in Section 7 below, on the Closing Date (as defined below), the Holder shall deliver to Wells Fargo Bank, National Association, as trustee for the Old Notes,, the certificate(s) representing the Holder’s Exchange Notes duly and validly endorsed for transfer and assignment (the “Transfer”), to the Company or its order (in a form satisfactory to the Company) as set forth in Schedule “B” hereto for exchange for the New Notes in the New Note Amount in accordance with the terms hereof.
2. Issuance of New Notes. The Company shall cause the trustee for the New Notes to credit the Holder’s DTC account(s) as set forth in Schedule “B” hereto (or such other DTC account as the Holder may in writing direct) with New Notes in the New Note Amount against delivery to the Company of the certificate(s) for the Holder’s Exchange Notes set forth in Section 1 above.
3. Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall occur at [10:00] (Pacific Time), or such other times as the parties agree upon, on •, 2009 or, if the conditions to Closing set forth in Sections 6 and 7 (other than conditions that by their terms can only be satisfied on the Closing Date) have not been satisfied or waived by such date, then on the second business day after the last of the conditions to Closing set forth in Sections 6 and 7 (other than conditions that by their terms can only be satisfied on the Closing Date) have been satisfied or waived by the party entitled to waive the same or on any such other date as to which the parties mutually agree in writing (the “Closing Date”).

4. Representations and Warranties of the Company.
     (a) Authorization; Issuance; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the New Notes in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including without limitation, the issuance of the New Notes and the shares of the Company’s common stock (the “Shares”) issuable upon conversion of the New Notes) have been duly authorized by all necessary corporate action on the part of the Company, and (iii) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
     (b) Valid Issuance. The New Notes to be issued hereunder and the Shares issuable upon conversion of the New Notes shall be, upon issuance, validly issued, fully paid and non-assessable.
     (c) New Note Indenture. The indenture authorizing and creating the New Notes shall be duly and validly qualified under the Trust Indenture Act of 1939, as amended and substantially in the form of Schedule “C” hereto.
5. Representations and Warranties of the Holder.
     (a) Title to Old Notes. The Holder has good, legal and marketable title to the Exchange Notes and to all of the rights afforded thereunder, free and clear of any and all liens or adverse claims whatsoever. As of the Closing Date, the Holder shall not have assigned, conveyed or transferred any interest whatsoever (contingent or otherwise) in the Exchange Notes to any third party.
     (b) Authorization; Enforcement. The Holder has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized by all necessary corporate action on the part of the Holder. This Agreement and the Transfer have been duly executed and delivered on behalf of the Holder, and this Agreement and the Transfer constitute legal, valid and binding agreements of the Holder enforceable in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
     (c) Information. The Holder has been furnished with and has reviewed a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 10-K”), all Quarterly Reports of the Company filed by the Company on Form 10-Q subsequent to the 2008 10-K and all Current Reports on Form 8-K and all other filings by the Company subsequent to the 2008 10-K.
     (d) Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the New Notes.
     (e) Investment Considerations. The Holder: (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the New Notes and it is able to bear the economic risk of loss of its investment; (ii) has received all necessary information it considers necessary or appropriate for deciding whether to exchange its Exchange Notes for New Notes hereunder and has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, prospectus, sales or advertising literature or any other document describing or purporting to describe the business and affairs of the Company or the risks associated therewith; (iii) is acquiring the New Notes for its own account, not as nominee or agent, for investment purposes only and not with a view to any resale, distribution or other disposition of the New Notes or any part thereof; (iv) understands the New Notes have not been and will not be registered under the United States

Securities Act of 1933, as amended (the “1933 Act”) or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance on an exemption from such registration.
     (f) No Other Representation. The Holder has not relied upon any verbal or written representation as to fact or otherwise made by or on behalf of the Company, other than as set out herein.
6. Conditions to the Company’s Obligations. The obligation of the Company hereunder to issue the New Notes to the Holder at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:
     (a) Delivery of Certificates Representing the Exchange Notes. The Holder shall have duly and validly transferred and assigned the Exchange Notes and delivered the certificate(s) representing the Exchange Notes to the Company or its order.
     (b) Representations and Warranties. The representations and warranties of the Holder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time.
     (c) No Prohibition. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.
     (d) Necessary Filings. The Company shall have made all filings under all applicable federal or state securities laws necessary to consummate the issuance of the New Notes pursuant to this Agreement in compliance with such laws and shall have obtained all authorizations, approvals and permits necessary to consummate the transactions contemplated hereby and such authorizations, approvals and permits shall be effective as of the Closing Date.
7. Conditions to the Holder’s Obligations. The obligation of the Holder hereunder to deliver the certificate(s) representing the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by Holder at any time in its sole discretion:
     (a) Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time.
     (b) No Prohibition. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.
8. Miscellaneous.
     (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to agreements made and to be performed in the State of Washington (without regard to principles of conflict of laws). Both parties irrevocably consent to the non-exclusive jurisdiction of the United States federal courts and the state courts located in the City of Seattle, with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party’s right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.
     (b) Counterparts, Signatures by Facsimile. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.
     (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
     (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.
     (e) Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties.
     (f) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:
     If to the Company:

Mercer International Inc. Suite 2840, 650 West Georgia Street Vancouver, British Columbia, Canada V6B 4N8 Attention: Chief Financial Officer Facsimile: (604) 684-1094

If to the Holder:

•

Attention: • Facsimile: •
Each party shall provide notice to the other party of any change in address.
     (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Holder shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

     (h) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
     (i) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
     (j) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     IN WITNESS WHEREOF, the undersigned the Holder and the Company have caused this Agreement to be duly executed as of the date first above written.
MERCER INTERNATIONAL INC.

By:
Name: • Title: •
•

By:
Name: • Title: •

SCHEDULE “A”
TERMS OF THE NEW NOTES
The New Notes shall have the same terms as the Old Notes, other than:

	Old Notes	New Notes
Maturity:	October 15, 2010	January 15, 2012

Conversion Price:	$7.75	$[3.30]

Interest Payment Dates:	October 15 and April 15	January 15 and July 15 commencing July 15, 2010
and such other consequential changes resulting from the foregoing.

SCHEDULE “B”

Old notes will be delivered by DTC
From the following accounts of the Holder:
Par	$•
Institution
DTC#
Credit
Account#

To the following account of the Trustee:
Par
Institution
DTC#
Credit
Account#

Issuance of New Notes

New Notes will be delivered by DTC
From the following account of the Trustee:
Par
Institution
DTC#
Credit
Account#

To the following accounts of the Holder:
Par	$•
Institution DTC#
Credit
Account#

SCHEDULE “C”
FORM OF INDENTURE